POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

    Know all by these presents, that the undersigned hereby constitutes and appoints each of Anthony M. D'Iorio and Julie A. Constantinides, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)    execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Crane Co. (the "Company"), Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder;

(2)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 (including any amendments thereto) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and

(3)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act of 1934. The undersigned hereby agrees to indemnify the attorney-in-fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorney-in-fact.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including any amendments) thereto with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. This Power of Attorney supersedes any prior power of attorney in connection with the undersigned's capacity as an officer and/or director of the Company. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an attorney employed with the Company.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of December 2020.

                              /s/ John S. Stroup
                        John S. Stroup

CONFIRMING STATEMENT

    The Statement confirms that the undersigned, John S. Stroup, has authorized and designated Anthony M. D'Iorio and Julie A. Constantinides acting singly, to execute and file on behalf of the undersigned all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Crane Co.  The authority of Anthony M. D'Iorio and Julie A. Constantinides under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 (including any amendments thereto) with regard to the undersigned's ownership of or transactions in securities of Crane Co., unless earlier revoked in writing.  The undersigned acknowledges that Anthony M. D'Iorio and Julie A. Constantinides are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                        /s/ John S. Stroup
                        John S. Stroup

Date:   December 8, 2020